Exhibit 99.1

Contact:                Francesca Marraro (media relations)

(212) 857-5442

fmarraro@hms.com

HMS HOLDINGS CORP. REPORTS SECOND QUARTER 2014 RESULTS

•                  GAAP EPS of $0.07 and Adjusted EPS of $0.14 per share

•                  Medicaid Coordination of Benefits Revenue Up 9% y/y

•                  Commercial Market Revenue Up 14% y/y

•                  State Government Market Revenue Up 4% y/y

•                  Operating Expenses Declined 5% y/y

•                  Non-Medicare RAC Revenue Growth and Margin Expansion on Track to Meet Previously Announced Full-Year Projections

IRVING, TEXAS, August 8, 2014—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its second quarter ended June 30, 2014. Net income for the quarter was $6.0 million or $0.07 per fully diluted share, compared to net income of $3.4 million or $0.04 per fully diluted share in the prior quarter and $10.4 million or $0.12 per fully diluted share in the prior year second quarter. Adjusted EPS was $0.14, compared to $0.11 in the prior quarter and $0.20 in the prior year second quarter.  Revenue increased 8% to $112.6 million compared to revenue of $104.7 million in the prior quarter.  Revenue for the same period one year ago was $125.8 million.

“Our solid second quarter results reflect the positive effects of Medicaid expansion, increasing demand for our cost containment services and further operating expense savings,” said Bill Lucia, President and CEO. “A strong first half of 2014 reinforces our belief that we can achieve the previously announced margin expansion of 5-6% and revenue growth of 10-11% in our non-Medicare RAC business.”

The Company saw an increase of 1.5 million new Medicaid lives in its client eligibility data this quarter, a direct result of the expansion attributable to the Affordable Care Act. This increase generated revenue growth both in the state government and commercial markets and also in the Medicaid Coordination of Benefits product line, which increased 9% over the same period a year ago and 16% over the prior quarter.

“Strong sales performance, together with the growth in Medicaid lives in the quarter, resulted in a 14% increase in commercial market revenue over the same period last year and 20% over the prior quarter,” said Doug Williams, President of Commercial Markets. Revenue in the Company’s state government market grew 4% year over year and 6% over the prior quarter, despite the continued shift of lives into managed care.

“The prolonged re-procurement of the Medicare RAC contract continues to negatively impact total revenue, but we are increasingly enthusiastic about the growth opportunities in front of us in our state government and commercial markets during the balance of this year and beyond,” said

Lucia. “We are executing on our strategic plan in order to achieve our 2014 revenue growth and margin expansion targets, and we remain hopeful that the new Medicare RAC contracts will be awarded by CMS in the near future,” concluded Lucia.

Q2 2014 Conference Call

HMS will report its second quarter 2014 financial and operating results at 9:00 a.m. EDT on Friday, August 8, 2014.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208.  International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406. The passcode is 74624741. The replay will be available at noon Eastern on August 8, 2014 through 11:59 p.m. Eastern on August 15, 2014.

The HMS Form 10-Q for the quarter ended June 30, 2014 will be filed and available on our website at http://investor.hms.com on or about August 11, 2014, and will contain additional information about our results of operations for the fiscal year to date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5442.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial payers, including group health plans, Medicare Advantage Plans, more than 160 Medicaid managed care plans, and employers; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recovered over $3 billion in 2013, and saved billions more through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:  variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain clients or the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved including but not limited to the risk that we may not achieve non-Medicare margin expansion; the risk that HMS will not receive a contract award for any current or future procurement or reprocurement or that either or both may be delayed; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

( in thousands, except per share amounts)

( unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenue	$112,561	$125,809	$217,268	$242,416

Cost of services:
Compensation	44,245	46,032	91,166	90,016
Data processing	10,174	9,188	19,398	18,286
Occupancy	4,688	4,781	8,648	9,403
Direct project costs	9,913	12,269	17,586	25,539
Other operating costs	5,915	7,653	11,398	14,290
Amortization of acquisition related software and intangibles	7,160	8,759	14,320	16,688
Total cost of services	82,095	88,682	162,516	174,222

Selling, general & administrative expenses	17,908	16,761	34,397	32,560
Total operating expenses	100,003	105,443	196,913	206,782

Operating income	12,558	20,366	20,355	35,634

Interest expense	(1,939)	(4,047)	(4,018)	(7,779)
Other income, net	—	776	—	799
Interest income	12	17	36	18
Income before income taxes	10,631	17,112	16,373	28,672
Income taxes	4,593	6,692	6,982	11,276

Net income and comprehensive income	$6,038	$10,420	$9,391	$17,396

Basic income per common share:
Net income per share -basic	$0.07	$0.12	$0.11	$0.20

Diluted income per share:
Net income per share- diluted	$0.07	$0.12	$0.11	$0.20

Weighted average shares:
Basic	87,691	87,674	87,564	87,408
Diluted	88,092	89,023	88,033	88,919

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share  amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$95,879	$93,366
Accounts receivable, net of allowance for doubtful accounts of $1,232 and $916, and estimated allowance for appeals of $7,161 and $13,939 at June 30, 2014 and December 31, 2013, respectively	164,543	171,726
Prepaid expenses	10,910	12,942
Prepaid income taxes	335	6,792
Other current assets	470	489
Total current assets	272,137	285,315

Property and equipment, net	118,300	123,006
Goodwill	361,468	361,468
Intangible assets, net	84,931	95,312
Deferred financing costs, net	7,999	9,041
Other assets	4,505	4,460
Total assets	$849,340	$878,602

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$34,065	$37,123
Acquisition related contingent consideration	528	945
Deferred tax liabilities	5,910	6,326
Estimated liability for appeals	35,720	41,852
Total current liabilities	76,223	86,246

Long-term liabilities:
Revolving credit facility	197,796	232,796
Deferred rent	2,208	724
Deferred tax liabilities	49,338	52,523
Other liabilities	3,268	3,874
Total long-term liabilities	252,610	289,917
Total liabilities	328,833	376,163

Commitments and Contingencies

Shareholders’ equity:
Preferred stock - $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 125,000,000 shares authorized; 94,249,982 shares issued and 87,723,677 shares outstanding at June 30, 2014; 93,826,453 shares issued and 87,300,148 shares outstanding at December 31, 2013	940	936
Capital in excess of par value	305,190	296,517
Retained earnings	259,391	250,000
Treasury stock, at cost: 6,526,305 shares at June 30, 2014 and December 31, 2013	(45,014)	(45,014)
Total shareholders’ equity	520,507	502,439
Total liabilities and shareholders’ equity	$849,340	$878,602

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

( in thousands)

( unaudited)

	Six months ended June 30,
	2014	2013
Operating activities:
Net income and comprehensive income	$9,391	$17,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	16,253	15,228
Amortization expense	11,335	14,934
Stock-based compensation expense	6,230	6,122
Excess tax benefit from exercised stock options	(854)	(4,244)
Deferred income taxes	(3,996)	(2,531)
Allowance for doubtful accounts	(6,462)	6,314
Change in fair value of contingent consideration	11	20
Loss on disposal of fixed assets	4	184
Changes in operating assets and liabilities:
Accounts receivable	13,645	(16,772)
Prepaid expenses	2,032	1,878
Prepaid income taxes	7,311	(2,742)
Other current assets	19	(73)
Other assets	(45)	7
Accounts payable, accrued expenses and other liabilities	(1,193)	(7,011)
Estimated liability for appeals	(6,132)	7,161
Net cash provided by operating activities	47,549	35,871

Investing activities:
Purchases of property and equipment	(10,315)	(12,734)
Investment in common stock	—	(500)
Investment in capitalized software	(1,309)	(1,996)
Net cash used in investing activities	(11,624)	(15,230)

Financing activities:
Repayment of term loan	—	(8,750)
Proceeds from revolving credit facility	—	4,046
Payment of financing fees related to revolving debt	—	(2,915)
Repayment of revolving credit facility	(35,000)	(25,000)
Payments on contingent consideration	(428)	—
Payments on capital lease obligations	(826)	(838)
Proceeds from exercise of stock options	3,076	6,309
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,088)	(1,498)
Excess tax benefit from exercised stock options	854	4,244
Net cash used in financing activities	(33,412)	(24,402)
Net (decrease)/increase in cash and cash equivalents	2,513	(3,761)
Cash and cash equivalents at beginning of period	93,366	135,227
Cash and cash equivalents at the end of period	$95,879	$131,466

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,503	$19,881
Cash paid for interest	$2,538	$4,308
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,633	$1,655
Equipment purchased through capital leases	$20	$2,196

HMS HOLDINGS CORP. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $29.2 million for the second quarter of 2014, a decrease of $9.6 million or 24.6% over the same period a year ago. Adjusted EBITDA for the first half of 2014 was $53.1 million, a decrease of $17.3 million or 24.5% year over year.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$6,038	$10,420	$9,391	$17,396
Net interest expense	1,927	4,031	3,982	7,762
Income taxes	4,593	6,692	6,982	11,276
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,396	14,547	26,546	27,842
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$25,954	$35,690	$46,901	$64,276

Stock-based compensation expense	3,290	3,094	6,230	6,122
Adjusted EBITDA	$29,244	$38,784	$53,131	$70,398

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes (adjusted EPS) was $0.14 for the second quarter of 2014, an increase of 27.3% over $0.11 for the first quarter of 2014 and a decrease of 30.0% over the same period a year ago. Adjusted EPS for the first half of 2014 was $0.24, a decrease of 31.4% over the first half of 2013.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$6,038	$10,420	$9,391	$17,396
Stock-based compensation expense, net of tax	1,868	1,884	3,585	3,714
Amortization of intangibles, net of tax	4,066	5,333	8,247	10,125
Subtotal	$11,972	$17,637	$21,223	$31,235

Weighted average common shares, diluted	88,092	89,023	88,033	88,919

Diluted GAAP EPS	$0.07	$0.12	$0.11	$0.20
Diluted adjusted EPS	$0.14	$0.20	$0.24	$0.35